Exhibit 99(f)

Consolidated Balance Sheet

December 31	2002	2001	2000
(in millions of United States dollars)

ASSETS
Current assets
Cash and marketable securities (Notes 19 and 21)	$ 1,087	$ 306	$ 193
Accounts receivable	251	277	310
Inventories (Note 8)	576	500	520
Other (Note 6)	73	44	33

Total current assets	1,987	1,127	1,056
Property, plant and equipment (Note 9)	6,345	8,217	8,352
Deferred charges and other assets (Notes 11 and 19)	208	243	268

Total assets	$ 8,540	$ 9,587	$ 9,676

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Long-term debt due within one year (Notes 10 and 19)	$ 97	$ 81	$ 78
Accounts payable	338	132	163
Accrued payrolls and benefits	118	107	106
Other accrued liabilities	210	189	159
Income and mining taxes payable	167	58	185

Total current liabilities	930	567	691
Deferred credits and other liabilities
Long-term debt (Notes 10 and 19)	1,546	759	952
Deferred income and mining taxes (Note 6)	1,364	2,117	2,401
Post-retirement benefits (Note 11)	475	451	469
Future removal and site restoration costs (Note 12)	52	49	47
Minority interest	368	350	334

Total liabilities	4,735	4,293	4,894

Commitments and contingencies (Note 20)
Shareholders' equity
LYON notes (Note 13)	238	231	—

Preferred shares (Note 14)	472	472	472

Common shareholders' equity
Common shares issued and outstanding 183,238,351
(2001 - 182,192,732; 2000 - 181,807,214) (Notes 16 and 17)	2,771	2,756	2,751
Warrants (Note 15)	62	62	62
Contributed surplus (Note 15)	559	559	559
Retained earnings (deficit)	(317)	1,194	918

	3,075	4,571	4,290

Contingently issuable equity (Notes 14 and 16)	20	20	20

Total shareholders' equity	3,805	5,294	4,782

Total liabilities and shareholders' equity	$ 8,540	$ 9,587	$ 9,676

The Notes to Consolidated Financial Statements on pages 50 through 79 are an integral part of these statements.

Approved by the Board of Directors:

Scott M. Hand                  Peter C. Jones